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                                INDEX TO EXHIBITS



(3A)     Restated and Amended Certificate
           of Incorporation                           Incorporated by Reference

(3B)     Restated and Amended Bylaws                  Incorporated by Reference

(4)      Instruments Defining the Rights of
                  Security Holders                    Incorporated by Reference

(10.1)    1976 Stock Option Plan                      Incorporated by Reference

(10.2)    1991 Stock Option Plan                      Incorporated by Reference

(13)      Annual Report to Security Holders           Submitted electronically
                                                               herewith.

(21)      Subsidiaries of the Registrant              Submitted electronically
                                                               herewith.

(23.1)    Consent of Independent Accountants          Submitted electronically
                                                               herewith.

(23.2)    Report of Independent Accountants           Submitted electronically
                                                               herewith.

(27)      Financial Data Schedule                     Submitted electronically
                                                               herewith.

(28.1)    Annual Report on Form 11-K for the          (To be filed at a later
            Raytheon Savings and Investment Plan      date under Form 10-K/A)

(28.2)    Annual Report on Form 11-K for the          (To be filed at a later
            Raytheon Savings and Investment Plan      date under Form 10-K/A)
            for Specified Hourly Payroll Employees

(28.3)    Annual Report on Form 11-K for the          (To be filed at a later
            Raytheon Employee Savings and             date under Form 10-K/A)
            Investment Plan